Exhibit 99.1

ISLE OF CAPRI CASINOS ANNOUNCES

FISCAL 2010 FIRST QUARTER RESULTS

SAINT LOUIS, MO — August 26, 2009 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the first quarter of the Company’s 2010 fiscal year (the “FY”), ended July 26, 2009, and other Company-related news.

Consolidated Results

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended
	July 26,	July 27,
	2009	2008
Net revenues	$259.9	$277.4
Income (loss) from continuing operations	0.8	(2.6)
Net income (loss)	0.9	(3.6)
Income (loss) per share from continuing operations	0.02	(0.09)
Net income (loss) per share	0.03	(0.12)

In making the announcement, James B. Perry, the Company’s chairman and chief executive officer, said, “We believe we continue to be well positioned to endure this period of economic uncertainty as we have focused during the past two years on fiscal discipline and creating a value proposition for our customers. Our results during the quarter make clear to us that the economy appears to be engaged in a slow, long-term recovery process, and consumers are being more discriminating about their leisure spending. Our operational focus has enabled us to either maintain or increase share in most of our markets.  Based upon the company’s experience in the fourth quarter last fiscal year, we believe our cost structure will enable us to increase flow-through and achieve solid margin improvement on incremental revenue when we see economic improvement.

“We are committed to managing our business for long-term success, and continue to take steps to improve our capital structure while aggressively pursuing cash-flow positive management and acquisition opportunities. In order to capitalize on these possible acquisition and management opportunities, we are pleased to welcome Eric Hausler to our team as our new senior vice president for strategic initiatives.  As previously announced, we remain on track to exit our international operations in the near term, as we will exit the Bahamas no later than October 31, and expect to exit our remaining UK operations by the end of the calendar year.”

First Quarter Highlights

During the quarter, net revenues decreased by 6.3% to $259.9 million compared to the first quarter of FY 2009, primarily as a result of a $12.8 million decrease in gaming revenue.  EBITDA from continuing operations for the first quarter of FY 2010 was $ 48.4 million, compared to $53.0 million for the first quarter of FY 2009.  EBITDA from continuing operations for the first quarter of FY 2009 included a $6.0 million valuation charge relating to the termination of a potential development of a casino project.  Property EBITDA decreased from $69.2 million in the prior year quarter to $58.2 million.

Virginia McDowell, the Company’s president and chief operating officer, said, “First quarter results were generally in line with our expectations at most of our properties, with the decrease in company EBITDA primarily attributable to decreases in gaming revenue and EBITDA at the Company’s properties in Biloxi and Lula MS, Lake Charles, LA and Bettendorf, IA.  The Mississippi properties were impacted by continuing softness in their respective markets and an increase in unemployment rates, Bettendorf was negatively impacted by access issues caused by bridge repairs and the opening of a new gaming facility by one of our competitors in the Quad Cities, and Lake Charles was negatively impacted by changes in the promotional spend in the market.

“Despite the continued economic weakness, we have been successful in most of our markets maintaining our customer volumes while, consistent with other businesses dependent upon discretionary spending, our win per patron has decreased. We expect these visitation and spending behaviors to continue until there is a significant increase in consumer confidence.

“While unemployment has risen in a large number of our markets, we believe we have made operational progress through our focus on creating value for customers through our slot programs, courtesy initiatives and amenity pricing.  It is, however evident that our year-over-year revenue and margin comparisons are difficult because government stimulus checks during the same period of the last fiscal year clearly had a positive impact on consumer spending.

“We were among the first gaming companies to implement aggressive cost savings initiatives, which led us to a savings in operating costs of almost $30 million during our last fiscal year ended April 26, 2009.  While implementing these savings, we were successful in creating a more valued entertainment experience for our patrons and improving our customer service metrics across the portfolio.  Moving forward, our plan is to continue to identify targeted opportunities to reduce costs and drive incremental revenue, to continue to strengthen our relationships with profitable customers, and to avoid measures that would negatively impact our performance in the long-term.

“We are holding firm in our resolve to defer the great majority of our planned renovation and project capital expenditures until we achieve more visibility into an economic turnaround.  However, we are continuing to evaluate the competitive landscape in Colorado to capitalize on the opportunity presented by recent regulatory changes in that market, and we are also looking forward to the substantial completion of our Lady Luck conversion projects by the end of this month at our properties in Caruthersville and Marquette.”

Corporate and Other Expenses

Corporate and other expenses decreased to $9.9 million for the three months ended July 26, 2009, from $10.3 million for the three months ended July 27, 2008.  Corporate costs include cash expenses of $2.2 million related to payments made under our long-term incentive plan as a result of awarding long-term incentive awards in the first quarter of fiscal 2010. Our prior year long-term incentive awards were made during the second quarter of fiscal 2008. Non-cash stock compensation expense decreased $1.0 million in the three months ended July 26, 2009 to $1.1 million from $2.1 million for the three months ended July 27, 2008.

Interest expense for the quarter was $18.3 million, a decline of approximately $5.5 million compared to the prior fiscal year, primarily as a result of lower debt levels.

Capital Structure and Capital Expenditures

As of July 26, 2009, the Company had $104.8 million in cash and cash equivalents and total debt of $1.3 billion.  Capital expenditures for the three months ended July 26, 2009 totaled $4.4 million, which included approximately $2.7 million of maintenance capital expenditures. We expect maintenance capital expenditures for the rest of the year to be approximately $35 million.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Wednesday, August 26, 2009 at 9:00 am Central Time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing 800-659-2032.  International callers can access the conference call by dialing 617-614-2712.  The conference call access code is 95652888.  This conference call will be recorded and available for review starting at noon on August 26, 2009, until September 2, 2009, by dialing 888-286-8010 for domestic callers or 617-801-6888 for International callers.  The access code will be 83031870.

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended
	July 26,	July 27,
	2009	2008
Revenues:
Casino	$263,956	$276,786
Rooms	12,261	13,706
Pari-mutuel, food, beverage and other	34,870	36,547
Gross revenues	311,087	327,039
Less promotional allowances	(51,145)	(49,644)
Net revenues	259,942	277,395
Operating expenses:
Casino	39,994	38,541
Gaming taxes	66,428	70,658
Rooms	2,981	3,389
Pari-mutuel, food, beverage and other	11,158	13,661
Marine and facilities	15,954	16,470
Marketing and administrative	65,117	65,354
Corporate and development	9,945	10,330
Valuation charges	—	6,000
Depreciation and amortization	28,829	31,566
Total operating expenses	240,406	255,969
Operating income	19,536	21,426
Interest expense	(18,347)	(23,897)
Interest income	369	446

Income (loss) from continuing operations before income taxes	1,558	(2,025)
Income tax provision	(767)	(615)
Income (loss) from continuing operations	791	(2,640)
Income (loss) from discontinued operations, net of income taxes	114	(986)
Net income (loss)	$905	$(3,626)

Income (loss) per common share-basic and dilutive:
Income (loss) from continuing operations	$0.02	$(0.09)
Income (loss) from discontinued operations, net of income taxes	0.01	(0.03)
Net income (loss)	$0.03	$(0.12)

Weighted average basic shares	31,799,100	30,866,687
Weighted average diluted shares	31,855,101	30,866,687

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except  per share amounts)

	July 26,	April 26,
	2009	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$104,784	$96,654
Marketable securities	18,644	17,548
Accounts receivable, net	7,746	11,935
Income taxes receivable	5,473	7,744
Deferred income taxes	16,295	16,295
Prepaid expenses and other assets	36,157	23,234
Assets held for sale	4,557	4,183
Total current assets	193,656	177,593
Property and equipment, net	1,155,156	1,177,540
Other assets:
Goodwill	313,136	313,136
Other intangible assets, net	82,610	83,588
Deferred financing costs, net	8,721	9,314
Restricted cash	2,774	2,774
Prepaid deposits and other	18,482	18,717
Total assets	$1,774,535	$1,782,662
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$9,808	$9,688
Accounts payable	18,532	16,246
Accrued liabilities:
Interest	14,771	9,280
Payroll and related	45,159	47,209
Property and other taxes	36,626	31,487
Other	48,688	52,195
Liabilities related to assets held for sale	2,173	1,888
Total current liabilities	175,757	167,993
Long-term debt, less current maturities	1,270,059	1,291,384
Deferred income taxes	27,758	24,970
Other accrued liabilities	50,899	52,575
Other long-term liabilities	17,563	17,314
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; shares issued: 36,614,478 at July 26, 2009 and 36,111,089 at April 26, 2009	366	361
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	194,845	193,827
Retained earnings	102,733	101,828
Accumulated other comprehensive (loss) income	(13,313)	(15,191)
	284,631	280,825
Treasury stock, 4,327,623 shares at July 26, 2009 and 4,340,436 shares at April 26, 2009	(52,132)	(52,399)
Total stockholders’ equity	232,499	228,426
Total liabilities and stockholders’ equity	$1,774,535	$1,782,662

ISLE OF CAPRI CASINOS, INC.

SUPPLEMENTAL DATA - NET REVENUES

(unaudited, in thousands)

	Three Months Ended
	July 26,	July 27,
	2009	2008
Mississippi
Biloxi	$20,314	$24,343
Natchez	8,573	8,585
Lula	17,728	18,401
Mississippi Total	46,615	51,329

Louisiana
Lake Charles	37,614	41,175

Missouri
Kansas City	19,485	18,211
Boonville	20,072	20,234
Caruthersville	8,332	7,815
Missouri Total	47,889	46,260

Iowa
Bettendorf	21,166	26,127
Davenport	12,453	10,584
Marquette	7,477	8,488
Waterloo	19,876	19,599
Iowa Total	60,972	64,798

Colorado
Black Hawk	33,790	33,189

Florida
Pompano	30,798	36,902

International
Our Lucaya	2,134	3,573

Property Net Revenues before Other	259,812	277,226

Other	130	169

Net Revenues from Continuing Operations	$259,942	$277,395

ISLE OF CAPRI CASINOS, INC.

SUPPLEMENTAL DATA - EBITDA (1)

(unaudited, in thousands)

	Three Months Ended
	July 26,	July 27,
	2009	2008
Mississippi
Biloxi	$2,385	$4,913
Natchez	2,733	2,978
Lula	4,655	6,100
Mississippi Total	9,773	13,991

Louisiana
Lake Charles	7,582	10,687

Missouri
Kansas City	4,452	3,618
Boonville	6,776	6,348
Caruthersville	1,753	1,703
Missouri Total	12,981	11,669

Iowa
Bettendorf	5,982	9,570
Davenport	3,614	3,200
Marquette	1,772	2,420
Waterloo	5,848	6,133
Iowa Total	17,216	21,323

Colorado
Black Hawk	8,565	9,408

Florida
Pompano	2,463	2,231

International
Our Lucaya	(401)	(156)

Property EBITDA Before Corporate and Other Items	58,179	69,153
Corporate and Other	(9,814)	(10,161)

EBITDA Before Other Items	48,365	58,992
Other Items:
Valuation Charges (2)	—	(6,000)
EBITDA from Continuing Operations	$48,365	$52,992

ISLE OF CAPRI CASINOS, INC.

SUPPLEMENTAL DATA - RECONCILIATION OF OPERATING INCOME TO EBITDA (1) (2)

(unaudited, in thousands)

	Three Months Ended July 26, 2009			Three Months Ended July 27, 2008
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Mississippi
Biloxi	$(1,268)	$3,653	$2,385	$362	$4,551	$4,913
Natchez	2,137	596	2,733	2,093	885	2,978
Lula	2,441	2,214	4,655	3,847	2,253	6,100
Mississippi Total	3,310	6,463	9,773	6,302	7,689	13,991

Louisiana
Lake Charles	4,843	2,739	7,582	7,389	3,298	10,687

Missouri
Kansas City	3,355	1,097	4,452	2,354	1,264	3,618
Boonville	5,592	1,184	6,776	5,139	1,209	6,348
Caruthersville	838	915	1,753	572	1,131	1,703
Missouri Total	9,785	3,196	12,981	8,065	3,604	11,669

Iowa
Bettendorf	3,635	2,347	5,982	7,269	2,301	9,570
Davenport	2,658	956	3,614	2,073	1,127	3,200
Marquette	1,073	699	1,772	1,729	691	2,420
Waterloo	2,899	2,949	5,848	3,319	2,814	6,133
Iowa Total	10,265	6,951	17,216	14,390	6,933	21,323

Colorado
Black Hawk	4,694	3,871	8,565	4,920	4,488	9,408

Florida
Pompano	(1,807)	4,270	2,463	(1,975)	4,206	2,231

International
Our Lucaya	(403)	2	(401)	(160)	4	(156)

Total Property Before Corporate and Other Items	30,687	27,492	58,179	38,931	30,222	69,153
Corporate and Other	(11,151)	1,337	(9,814)	(11,505)	1,344	(10,161)

Total Before Other Items	19,536	28,829	48,365	27,426	31,566	58,992
Other Items:
Valuation Charges (2)	—	—	—	(6,000)	—	(6,000)
Total From Continuing Operations	$19,536	$28,829	$48,365	$21,426	$31,566	$52,992

1.                                      EBITDA is “earnings before interest and other non-operating income (expense), income taxes, and depreciation and amortization.”  EBITDA is presented after consideration of minority interest.  “Property EBITDA” is EBITDA before Corporate and development expenses and minority interest.  EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses EBITDA and Property EBITDA as the primary measure of the Company’s operating properties’ performance, and they are important components in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  A reconciliation of EBITDA and Property EBITDA to operating income is included in the financial schedules accompanying this release. A reconciliation of EBITDA to the Company’s net income (loss) is shown below (in thousands).

	Three Months Ended
	July 26,	July 27,
	2009	2008
EBITDA	$48,365	$52,992
Add/(deduct):
Depreciation and amortization	(28,829)	(31,566)
Interest expense:
Interest expense, net	(17,978)	(23,451)
Income tax (provision) benefit	(767)	(615)
Income (loss) from discontinued operations, net of income taxes	114	(986)
Net income (loss)	$905	$(3,626)

Certain of our debt agreements use “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants.  Adjusted EBITDA differs from EBITDA as Adjusted EBITDA includes add back of items such as gain on early extinguishment of debt, pre-opening expenses, certain write-offs and valuation expenses, and stock compensation expense.  Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filing with the Securities and Exchange Commission.

2.                                      Valuation charges of $6.0 million for the three months ended July 27, 2008 reflect a charge representing the cancellation of our rights to acquire land including a $1.0 million termination fee, related to the potential development of a casino project in the Portland, Oregon area.